UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

YAPPN CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-175667	27-3848069
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1001 Avenue of the Americas, 11th Floor New York, NY 10018 1455 Corley Drive London, Ontario N6G 2K5
(Address of principal executive offices) (zip code)

(519) 872-6173
(Registrant's telephone number, including area code)

4014 14th Ave. Brooklyn, NY 11218
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, Steven Wayne Parsons was appointed to the board of directors of Yappn Corp. (the “Company”) and as its President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Also on such date, Gavriel Bolotin and Eliezer Mehl resigned from all of their positions with the Company immediately upon Mr. Parsons’ appointment.  Mr. Bolotin resigned from the board of directors and as President, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company and Mr. Mehl resigned from the board of directors and as the Secretary of the Company.  Mr. Bolotin and Mr. Mehl did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company’s operations, policies or practices.

Mr. Parsons, 50, has 24 years of experience in the investment business and founded Parsons Financial Consulting, a consulting company focused on the technology and mining sectors, in 2010 and has served as its president since its inception.  Mr. Parsons has served on the board of directors of American Paramount Gold Corp., a company listed on the OTC Pink, since 2010 and also served as its President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary in 2010.  Prior to joining American Paramount Gold Corp., Mr. Parsons was a senior investment manager at National Bank Financial from 2003 through 2009.  Mr. Parsons was selected as our director because of his experience in the financial and technology industries.

Also on March 19, 2013, the Company entered into an indemnification agreement with Mr. Parsons.  The agreement provides, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that that an indemnitee shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.

Dated: March 22, 2013	/s/ Steven Wayne Parsons
Steven Wayne Parsons
Chief Executive Officer